UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2007

Obagi Medical Products, Inc.

(Exact name of registrant as specified in its charter)

001-33204

(Commission File Number)

Delaware	95-4658730
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

310 Golden Shore, Long Beach, CA  90802

(Address of principal executive offices, with zip code)

(562) 628-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition

On February 26, 2007, Obagi Medical Products, Inc. issued a press release announcing financial results for the fourth quarter and fiscal year ended December 31, 2006.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished herewith pursuant to Item 2.02 of this Current Report and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02 and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Obagi Medical Products, Inc. (the “Company”) evaluated the performance of each of the named executive officers of the Company.  The Committee determined target bonus percentages of annual base pay for each of the named executive officers and awarded bonuses relative to such target percentage based on the Company’s performance and the Committee’s evaluation of each named executive officer’s performance during the 2006 fiscal year.  Pursuant to the Committee’s determinations, the named executive officers of the Company will receive the following bonuses:

Name	Title	Bonus Payment
Steven R. Carlson	Chief Executive Officer, President and Director	$300,000
Curtis A. Cluff	Executive Vice President, Corporate Development and Operations and Secretary	$140,000
Stephen A. Garcia	Chief Financial Officer	$100,000
David Goldstein	Executive Vice President, Global Sales and Field Marketing	$160,000
Judith C. Hattendorf	Senior Vice President, Product Development	$95,000

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated February 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: February 26, 2007	By:	/s/ Stephen A. Garcia
Stephen A. Garcia
Chief Financial Officer